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       25 Research Drive, Westborough, Massachusetts 01582
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                              February 14, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  25049

Re:  New England Electric System Issuance
     and Sale of Short-Term Notes
     File No. 70-8453

Dear Commissioners:

     The statement of Form U-1, as amended, relating to short-term borrowings by New England Electric System, in amounts not to exceed the maximum aggregate amount of $100 million outstanding at any one time, became effective pursuant to the Commissioner's Order dated November 2, 1994 (HCAR 35-26154). The Company made no borrowings under the Order.

     I have reviewed my opinion dated October 11, 1994. I confirm the opinions contained therein.

                              Very truly yours,


                              s/Robert King Wulff

                              Robert King Wulff
                              Corporation Counsel